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                                                                 EXHIBIT 5.1

                 [JEFFER, MANGELS, BUTLER & MARMARO letterhead]   DRAFT


                           ____________________, 1996

Pacific United Group, Inc.
21031 Ventura Boulevard,
Woodland Hills, California 91364

Gentlemen:

        We have acted as special counsel to Pacific United Group, Inc., a Delaware corporation (the "Corporation"), in connection with: (i) a restructuring plan (the "Restructuring Plan") between the Corporation and Presidential Mortgage Company, a California limited partnership (the "Partnership"), pursuant to which the Partnership will transfer all of its assets and liabilities to the Corporation in exchange for shares of common stock, $.01 par value, of the Corporation (the "Common Stock"), in an amount equal to the net tangible equity of the Partnership on the last day of the month preceding the closing date of the Restructuring Plan; (ii) a rights offering (the "Rights Offering") of 820,000 shares of additional Common Stock by the Corporation to the limited partners of the Partnership, the partners of the general partner of the Partnership, and the officers, directors and employees of the Partnership and its subsidiaries; and (iii) a public offering (the "Public Offering") of additional Common Stock by the Corporation in such amount as will result in a minimum market capitalization of the Corporation of $16.5 million.

         The Restructuring Plan and the Rights Offering are being conducted in accordance with the terms of a Registration Statement on Form S-4 (the
"S-4 Registration Statement"), as filed on November 24, 1995, with the Securities and Exchange Commission (the "Commission"), Registration
No. 33-64573, as amended at the time such Registration Statement is declared effective by the Commission, and pursuant to the terms of a Proxy Statement/Prospectus (the "Proxy") filed as a part of such S-4 Registration Statement, in the form in which it is filed with the Commission pursuant to Rule 424(b) of the Commission, as promulgated under the Securities Act of 1933, as amended (the "Act").

         The Public Offering is being conducted in accordance with the terms of a Registration Statement on Form S-1 (the "S-1 Registration Statement"), as filed on March 1, 1996, with
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JEFFER, MANGELS, BUTLER & MARMARO

Pacific United Group, Inc.
________________, 1996
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the Commission, Registration No. 33-_____, as amended at the time such
Registration Statement is declared effective by the Commission, and pursuant to the terms of a Prospectus (the "Prospectus") filed as a part of such S-1 Registration Statement, in the form in which it is filed with the Commission pursuant to Rule 424(b) of the Commission, as promulgated under the Act.

        We are familiar with the actions taken and proposed to be taken by you in connection with the authorization and proposed issuance and sale of the shares of Common Stock pursuant to the Restructuring Plan, the Rights Offering and the Public Offering.

        On the basis of the foregoing, it is our opinion that, when the S-4 Registration Statement has become effective under the Act, subject to the appropriate qualification of the Common Stock to be issued and sold pursuant to the Restructuring Plan and the Rights Offering by the appropriate authorities of various states in which such Common Stock will be issued and sold, such Common Stock will, upon the issuance and sale thereof in the manner referred to in the S-4 Registration Statement, be legally issued, fully paid and nonassessable. It is further our opinion that, when the S-1 Registration Statement has become effective under the Act, subject to the appropriate qualification of the Common Stock to be sold in the Public Offering by the appropriate authorities of various states in which such Common Stock will be issued and sold, that such Common Stock will, upon the issuance and sale thereof in the manner referred to in the S-1 Registration Statement, be legally issued, fully paid and nonassessable.

        We hereby consent to the use of this opinion as an exhibit to the S-4 Registration Statement and the S-1 Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in each of such Registration Statements and in the Proxy and the Prospectus.

                                           Respectfully submitted,